            Exhibit 99.1

LIONSGATE REPORTS RESULTS FOR FOURTH QUARTER FISCAL 2025

Revenue was $1.1 Billion, up 22% Year Over Year

Net Income Attributable to Shareholders was $21.9 Million or $0.10 Diluted Earnings Per Share

Adjusted Net Income Attributable to Shareholders was $60.9 Million or $0.21 Adjusted Diluted Earnings Per Share

Operating Income was Up Significantly to $94.2 Million

Adjusted OIBDA was Up 49% to $138.3 Million

Motion Picture Segment Profit and Studio Adjusted OIBDA Reached Highest Quarterly Levels in 10 Years

Trailing 12-Month Library Revenue Grew 8% to an All-Time High of $956 Million Driven by Record Fourth Quarter

SANTA MONICA, CA, and VANCOUVER, BC, May 22, 2025 – Lionsgate Studios Corp. (NYSE: LION) (“Lionsgate”) today reported fourth quarter results for the quarter ended March 31, 2025. Following the quarter, Lions Gate Entertainment Corp. fully separated its Lionsgate and STARZ businesses. This press release contains financial results for Lionsgate, which is comprised of its Motion Picture and Television Production segments.

The Company reported fourth quarter revenue of $1.1 billion, operating income of $94.2 million, and net income attributable to Lionsgate shareholders of $21.9 million or $0.10 diluted earnings per share on 288.7 million diluted weighted average common shares outstanding. Adjusted net income attributable to Lionsgate shareholders in the quarter was $60.9 million or $0.21 adjusted diluted earnings per share on 288.7 million diluted weighted average common shares outstanding. Adjusted OIBDA was $138.3 million in the quarter, up 49% year-over-year. Net cash flow provided by operating activities for the quarter was $255.9 million. Adjusted free cash flow for the quarter was $395.3 million.

“We are pleased to report a strong quarter despite a difficult operating environment,” said Lionsgate CEO Jon Feltheimer. “The same strengths that drove the quarter – another outsized library performance, a diversified motion picture business model, fiscal discipline and the ability to deliver premium television programming to a changing mix of buyers – will continue to be the catalysts of our success as a standalone studio with the ability to create significant incremental value for our shareholders.”

Trailing 12-month library revenue was $956 million, up 8% relative to last year’s fourth quarter trailing 12-month library revenue, with a record $340 million revenue fourth quarter driven by licensing sales of The Rookie to Disney+ and The Chosen to Amazon Prime.

Fourth Quarter Segment Results

Motion Picture segment revenue grew 28% to $526.4 million, while segment profit grew 65% to $135.3 million. Quarterly motion picture segment profit was the highest in 10 years, driven by the box office success of the midbudget films Den of Thieves 2: Pantera and Flight Risk, an increase in non-theatrical content deliveries, robust library demand, and lower P&A spend.

Television Production segment revenue increased 16% to $543.3 million while segment profit decreased to $40.6 million. Revenue growth was driven by a substantial increase in episodic deliveries relative to last year’s strike-impacted March quarter, while the segment profit decline reflected a difficult comparison with a library sale of content in last year’s fourth quarter.

Lionsgate senior management will hold its analyst and investor conference call to discuss fiscal 2025 fourth quarter results today, May 22nd, at 5:00 PM ET/2:00 PM PT. Interested parties may listen to the live webcast by visiting the events page on the Lionsgate Investor Relations website. Alternatively, interested parties can join the webcast directly via the following link. A full replay will become available this evening by clicking the same link.

About Lionsgate
Lionsgate (NYSE: LION) is one of the world's leading standalone, pure play, publicly-traded content companies. It brings together diversified motion picture and television production and distribution businesses, a world-class portfolio of valuable brands and franchises, a premier talent management and production powerhouse at 3 Arts Entertainment and a more than 20,000-title film and television library, all driven by Lionsgate's bold and entrepreneurial culture.

###

For further information, investors should contact:

Nilay Shah
310-255-3651
nshah@lionsgate.com

For media inquiries, please contact:
Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including, but not limited to: the substantial investment of capital required to produce and market films and television series; budget overruns; limitations imposed by our credit facilities and notes; unpredictability of the commercial success of our motion pictures and television programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; potential adverse reactions or changes to business or employee relationships; weakness in the global economy and financial markets, including a recession, bank failures and general economic uncertainty; wars, terrorism and multiple international conflicts that could cause significant economic disruption and political and social instability; labor disruptions and strikes; the volatility of currency exchange rates; our ability to manage growth; the effects of competition on our future business; the impact of and changes in governmental regulations or the enforcement thereof, tax laws and rates, accounting guidance and similar matters in regions in which we operate or will operate in the future; international, national or local economic, social or political conditions that could adversely affect our business; the effectiveness of our internal controls and our corporate policies and procedures; changes in personnel and availability of qualified personnel; the volatility of the market price and liquidity of our common shares; and the other risk factors set forth in Lionsgate’s public filings with the Securities and Exchange Commission. The companies undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

Additional Information Available on Websites

The information in this press release should be read in conjunction with the financial statements and footnotes contained in Lionsgate’s Annual Report on Form 10-K for the year ended March 31, 2025, which will be posted on Lionsgate’s website at http://investors.lionsgate.com/. Trending schedules containing certain financial information will also be available.

LIONSGATE STUDIOS CORP.
CONSOLIDATED BALANCE SHEETS

	March 31, 2025	March 31, 2024
	(Unaudited, amounts in millions)
ASSETS
Cash and cash equivalents	$205.7	$277.0
Accounts receivable, net	576.0	688.6
Due from Starz Business	215.0	33.4
Other current assets	359.2	373.1
Total current assets	1,355.9	1,372.1
Investment in films and television programs, net	1,992.6	1,929.0
Property and equipment, net	34.1	37.3
Investments	77.8	74.8
Intangible assets, net	20.8	25.7
Goodwill	808.5	811.2
Other assets	825.5	852.9
Total assets	$5,115.2	$5,103.0
LIABILITIES
Accounts payable	$248.2	$246.7
Content related payables	32.8	41.4
Other accrued liabilities	219.5	282.4
Participations and residuals	642.4	647.8
Film related obligations	1,617.8	1,393.1
Debt - short term portion	215.6	860.3
Deferred revenue	235.5	170.6
Total current liabilities	3,211.8	3,642.3
Debt	1,457.4	923.0
Participations and residuals	409.3	435.1
Film related obligations	365.3	544.9
Other liabilities	413.9	452.5
Deferred revenue	169.1	118.4
Deferred tax liabilities	11.3	13.7
Total liabilities	6,038.1	6,129.9
Commitments and contingencies

Redeemable noncontrolling interests	93.7	123.3

EQUITY (DEFICIT)
Common shares, no par value, unlimited authorized, 288.7 shares issued (March 31, 2024- 253.4 shares issued)	311.9	—
Accumulated deficit	(1,418.2)	(1,249.1)
Accumulated other comprehensive income	60.9	96.7
Total Lionsgate Studios Corp shareholders’ equity (deficit)	(1,045.4)	(1,152.4)
Noncontrolling interests	28.8	2.2
Total equity (deficit)	(1,016.6)	(1,150.2)
Total liabilities, redeemable noncontrolling interests and equity (deficit)	$5,115.2	$5,103.0

LIONSGATE STUDIOS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	March 31,		March 31,
	2025	2024	2025	2024
	(Unaudited, amounts in millions, except per share amounts)
Revenues:
Revenue	$863.5	$756.2	$2,575.8	$2,440.5
Revenue - Starz Business	206.2	123.7	619.7	545.9
Total revenues	1,069.7	879.9	3,195.5	2,986.4
Expenses:
Direct operating	769.2	580.7	2,210.0	1,886.7
Distribution and marketing	89.7	116.3	395.9	462.3
General and administration	85.2	87.6	344.6	349.2
Depreciation and amortization	4.6	4.5	17.8	15.6
Restructuring and other	26.8	71.4	102.6	132.9
Total expenses	975.5	860.5	3,070.9	2,846.7
Operating income	94.2	19.4	124.6	139.7
Interest expense	(62.4)	(65.4)	(242.5)	(222.5)
Interest and other income	3.4	12.5	14.8	19.2
Other losses, net	(6.7)	(5.7)	(11.8)	(20.0)
Loss on extinguishment of debt	—	(1.3)	(1.8)	(1.3)
Gain on investments, net	—	0.8	—	3.5
Equity interests income	(4.2)	3.0	4.3	8.7
Income (loss) before income taxes	24.3	(36.7)	(112.4)	(72.7)
Income tax provision	(1.2)	(17.5)	(14.5)	(34.2)
Net income (loss)	23.1	(54.2)	(126.9)	(106.9)
Less: Net loss (income) attributable to noncontrolling interests	(1.2)	7.2	(1.6)	13.4
Net income (loss) attributable to Lionsgate Studios Corp. shareholders	$21.9	$(47.0)	$(128.5)	$(93.5)

Per share information attributable to Lionsgate Studios Corp. shareholders:
Basic net income (loss) per common share	$0.10	$(0.23)	$(0.43)	$(0.42)
Diluted net income (loss) per common share	$0.10	$(0.23)	$(0.43)	$(0.42)

Weighted average number of common shares outstanding:
Basic	288.7	253.4	284.6	253.4
Diluted	288.7	253.4	284.6	253.4

LIONSGATE STUDIOS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Year Ended
	March 31,		March 31,
	2025	2024	2025	2024
	(Unaudited, amounts in millions)
Operating Activities:
Net income (loss)	$23.1	$(54.2)	$(126.9)	$(106.9)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4.6	4.5	17.8	15.6
Amortization of films and television programs	588.8	399.7	1,642.1	1,347.8
Non-cash charge from the modification of an equity award	—	49.2	—	49.2
Content and other impairments	0.3	12.8	26.1	12.8
Amortization of debt financing costs and other non-cash interest	1.7	5.4	23.7	25.1
Non-cash share-based compensation	11.1	9.0	57.9	62.5
Other non-cash items	13.8	16.7	38.7	46.0
Loss on extinguishment of debt	—	1.3	1.8	1.3
Equity interests (income) loss	4.2	(3.0)	(4.3)	(8.7)
Gain on investments, net	—	(0.8)	—	(3.5)
Deferred income taxes	(8.5)	(5.1)	(2.4)	(4.4)
Changes in operating assets and liabilities:
Accounts receivable, net	(102.8)	26.6	185.3	84.9
Investment in films and television programs, net	(121.2)	(419.6)	(1,667.3)	(1,120.5)
Other assets	(41.9)	31.0	(78.0)	16.5
Accounts payable and accrued liabilities	41.0	38.0	(102.5)	(48.8)
Participations and residuals	47.4	16.7	(34.5)	26.8
Content related payables	(3.4)	(26.2)	(13.5)	(24.5)
Deferred revenue	(163.6)	(38.1)	111.0	3.2
Due from Starz Business	(38.7)	23.4	(181.8)	114.5
Net Cash Flows Provided By (Used In) Operating Activities	255.9	87.3	(106.8)	488.9
Investing Activities:
Net proceeds from purchase price adjustments for eOne acquisition	—	—	12.0	—
Purchase of eOne, net of cash acquired	—	—	—	(331.1)
Proceeds from the sale of other investments	—	—	1.6	5.2
Investment in equity method investees and other	—	(2.0)	(2.0)	(13.3)
Distributions from equity method investees and other	—	0.8	—	0.8
Acquisition of assets (film library and related assets)	—	—	(35.0)	—
Increase in loans receivable	—	(0.1)	—	(3.7)
Repayment of loans receivable	0.7	—	1.5	—
Purchases of accounts receivables held for collateral	—	—	—	(85.5)
Receipts of accounts receivables held for collateral	—	—	—	105.7
Capital expenditures	(3.5)	(4.7)	(13.5)	(9.9)
Net Cash Flows Used In Investing Activities	(2.8)	(6.0)	(35.4)	(331.8)
Financing Activities:
Debt - borrowings, net of debt issuance and redemption costs	832.2	874.5	4,387.7	3,145.0
Debt - repurchases and repayments	(1,157.5)	(685.4)	(4,474.5)	(2,611.4)
Film related obligations - borrowings	490.9	748.0	1,985.8	1,820.8
Film related obligations - repayments	(377.1)	(625.2)	(1,959.5)	(1,942.9)
Purchase of noncontrolling interest	—	(194.1)	(7.4)	(194.6)
Distributions to noncontrolling interest	(3.6)	—	(10.3)	(1.7)
Parent net investment	(4.8)	(162.4)	(100.3)	(290.1)
Tax withholding required on equity awards	—	—	(18.7)	—
Proceeds from Business Combination, net	—	—	281.7	—
Net Cash Flows Provided By (Used In) Financing Activities	(219.9)	(44.6)	84.5	(74.9)
Net Change In Cash, Cash Equivalents and Restricted Cash	33.2	36.7	(57.7)	82.2
Foreign Exchange Effects on Cash, Cash Equivalents and Restricted Cash	0.6	0.3	(3.1)	0.8
Cash, Cash Equivalents and Restricted Cash - Beginning Of Period	239.8	297.4	334.4	251.4
Cash, Cash Equivalents and Restricted Cash - End Of Period	$273.6	$334.4	$273.6	$334.4

LIONSGATE STUDIOS CORP.
BASIS OF PRESENTATION AND SUPPLEMENTAL INFORMATION
Description of Business. Prior to the Starz Separation, as defined and further discussed below, Lionsgate Studios Corp. (NASDAQ: LION) (the “Company,” “Legacy Lionsgate Studios,” “we,” “us,” or “our”) was a subsidiary of Lions Gate Entertainment Corp. (NYSE: LGF.A, LGF.B) (“Old Lionsgate” or “Parent”) which encompasses the motion picture and television studio operations (collectively referred to as the “Studio Business”) of Old Lionsgate.
Starz Separation. On May 6, 2025, Old Lionsgate, through a series of transactions contemplated by a certain arrangement agreement, dated as of January 29, 2025, as amended by an amending agreement, dated as of March 12, 2025 (collectively, the “Arrangement Agreement”) completed the separation of the businesses of Legacy Lionsgate Studios, from the STARZ-branded premium subscription platform (the “Starz Separation”) business. As a result of the Arrangement Agreement, the pre-transaction shareholders of Old Lionsgate own shares in two separately traded public companies: (1) New Lionsgate, which was renamed “Lionsgate Studios Corp.” (NYSE: LION) (and herein after referred to as “Lionsgate”) and holds, directly and through subsidiaries, the Studio Business previously held by Old Lionsgate, and is owned by Old Lionsgate shareholders and Legacy Lionsgate Studios shareholders, and (2) Old Lionsgate, which was renamed “Starz Entertainment Corp.” and holds, directly and through subsidiaries, the Starz Business that was previously held by Old Lionsgate.
Notwithstanding the legal form of the Starz Separation, for accounting and financial reporting purposes, in accordance with U.S. GAAP, due to the relative significance of the Studio Business as compared to the Starz Business and the continued involvement of Old Lionsgate’s senior management with Lionsgate following the completion of the Starz Separation, Lionsgate (which holds the Lionsgate Studio Business) is considered the accounting spinnor or divesting entity and Starz (which holds the Starz Business) is considered the accounting spinnee or divested entity. As a result, Old Lionsgate will be the accounting predecessor to Lionsgate and the Starz Business will be accounted for as discontinued operations in the financial statements of Lionsgate following the completion of the Starz Separation, beginning with the first quarter ending June 30, 2025. For periods following the Starz Separation, Lionsgate will reflect the historical financial position and results of operations of Old Lionsgate.
Separation Related Financing. On May 6, 2025, all outstanding obligations in respect of principal, interest and fees under Old Lionsgate's credit and guarantee agreement were repaid in full and all commitments thereunder were terminated. On May 6, 2025, all outstanding obligations in respect of principal, interest and fees were repaid in full and all commitments were terminated under each of the Legacy Lionsgate Studios intercompany revolver and the intercompany note.
On May 6, 2025, Lionsgate entered into a new credit agreement (the “Lionsgate Credit Agreement”) with Lions Gate Television Inc. (“LGTV”), as borrower, the guarantors referred to therein, the lenders referred to therein, and JPMorgan Chase Bank, N.A., as administrative agent.
The Lionsgate Credit Agreement provides for an $800.0 million senior secured revolving credit facility, which facility may be increased to a total amount not in excess of $1,200.0 million, subject to the terms and conditions set forth therein. Availability of funds under the Lionsgate Credit Agreement is subject to a borrowing base. The Lionsgate Credit Agreement and commitments thereunder will mature on the date that is five years after the closing date of the facility.
6.000% Notes. On May 6, 2025, in connection with the completion of the Starz Separation, LGTV assumed certain senior notes, (the "Exchange Notes") by way of supplemental indenture (the “Supplemental Indenture”). Pursuant to the terms of the Supplemental Indenture, LGTV agreed to assume and perform as primary obligor all obligations of the initial issuer under the Exchange Notes and the initial issuer was released and discharged from all obligations thereunder.
Following completion of the Starz Separation, the Exchange Notes bear interest at 6.000% per annum payable semi-annually and mature April 15, 2030. The Exchange Notes are redeemable at LGTV’s option in whole at any time, or in part from time to time, at certain specified redemption prices, plus accrued and unpaid interest, if any, to, but not including, the redemption date.
Studio Separation. In May 2024, the Company became a separate publicly traded company (the "Studio Separation").
In connection with the Studio Separation, among other agreements, the Company and Old Lionsgate entered into a shared services and overhead sharing agreement (the “Shared Services Agreement”). The Shared Services Agreement facilitates the allocation to the Company of all corporate general and administrative expenses of Old Lionsgate, except for an amount of $10 million to be allocated annually to Old Lionsgate or one of its subsidiaries (other than subsidiaries of the Company), with reimbursements to be made by the parties thereto as necessary in connection with such allocations.
This earnings release presents the financial information of Legacy Lionsgate Studios prior to the Starz Separation.

LIONSGATE STUDIOS CORP.
SEGMENT INFORMATION

The Company’s reportable segments have been determined based on the distinct nature of their operations, the Company’s internal management structure, and the financial information that is evaluated regularly by the Company’s (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. Our Chief Executive Officer (“CEO”) is the CODM.
The Company has two reportable business segments: (1) Motion Picture, (2) Television Production.
Motion Picture. Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.
Television Production. Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming. Television Production includes the licensing of Starz original series productions to the Starz Business, and the ancillary market distribution of Starz original productions and licensed product. Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment.

Segment information is presented in the tables below. The Motion Picture and Television Production segments include the results of operations of eOne from the acquisition date of December 27, 2023.

	Three Months Ended		Year Ended
	March 31,		March 31,
	2025	2024	2025	2024
	(Unaudited, amounts in millions)
Segment revenues
Motion Picture	$526.4	$410.6	$1,589.7	$1,656.3
Television Production	543.3	469.3	1,605.8	1,330.1
Total revenue	$1,069.7	$879.9	$3,195.5	$2,986.4
Segment profit
Motion Picture	$135.3	$82.2	$307.6	$319.4
Television Production	40.6	52.6	136.5	146.8
Total segment profit(1)	175.9	134.8	444.1	466.2
Corporate general and administrative expenses(2)	(33.5)	(41.9)	(123.2)	(136.1)
Unallocated rent cost included in direct operating expense(3)	(4.1)	—	(18.6)	—
Adjusted OIBDA(1)	$138.3	$92.9	$302.3	$330.1
_______________
(1)See "Use of Non-GAAP Financial Measures" for the definition of Total Segment Profit, and Adjusted OIBDA and further below for the reconciliation to the most directly comparable GAAP financial measure.
(2)Corporate general and administrative expenses represent the corporate general and administrative expenses allocated to the Company by Old Lionsgate and included in the historical consolidated financial statements, plus amounts that were allocated to the Starz Business prior to the Studio Separation such that the total corporate general and administrative expenses reflect the same amounts as historically presented in the Old Lionsgate consolidated corporate general and administrative expenses less any allocations to the Starz Business pursuant to the Shared Services Agreement. The table below breaks out the components of the corporate general and administrative expenses:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2025	2024	2025	2024
	(Unaudited, amounts in millions)
Corporate general and administrative expense historically allocated by Old Lionsgate to the Company and included in the historical consolidated financial statements	$33.5	$34.3	$120.9	$110.6
Adjustment to add the corporate general and administrative expense historically allocated by Old Lionsgate to the Starz Business	—	7.6	2.3	25.5
Corporate general and administrative expenses	$33.5	$41.9	$123.2	$136.1

The following table reconciles corporate general and administrative expense allocated to the Company to the Company’s total consolidated general and administration expense:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2025	2024	2025	2024
	(Unaudited, amounts in millions)
General and administrative expenses
Corporate general and administrative expense historically allocated by Old Lionsgate to the Company	$33.5	$34.3	$120.9	$110.6
Segment general and administrative expenses	39.0	48.1	162.0	171.8
Share-based compensation expense included in general and administrative expense	10.8	8.6	53.0	54.8
Purchase accounting and related adjustments	1.9	(3.4)	8.7	12.0
	$85.2	$87.6	$344.6	$349.2
(3)Amounts represent rent cost for production facilities that were unutilized as a result of the industry strikes, and therefore such amounts are not allocated to the segments.

The Company's primary measure of segment performance is segment profit. Segment profit is defined as gross contribution (segment revenues, less segment direct operating and segment distribution and marketing expense) less segment general and administration expenses. Segment profit excludes, when applicable, corporate general and administrative expense, restructuring and other costs, share-based compensation, certain programming and content charges as a result of changes in management and/or programming and content strategy, certain benefits related to the COVID-19 global pandemic, unallocated rent cost and purchase accounting and related adjustments. The Company believes the presentation of segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Company’s management, including the CODM, and enables them to understand the fundamental performance of the Company’s businesses. The CODM uses segment profit to evaluate the operating performance of the Company’s segments, to inform decisions for planning and forecasting, and for the allocation of resources. Segment profit is a GAAP financial measure.
We also present above our total segment profit for all of our segments. Total segment profit, when presented outside of the segment information and reconciliations included in the notes to our consolidated financial statements, is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP. We use this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of our business.

LIONSGATE STUDIOS CORP.
RECONCILIATION OF OPERATING INCOME
TO ADJUSTED OIBDA AND TOTAL SEGMENT PROFIT

The following table reconciles the GAAP measure, operating income to the non-GAAP measures, Total Segment Profit and Adjusted OIBDA:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2025	2024	2025	2024
	(Unaudited, amounts in millions)
Operating income	$94.2	$19.4	$124.6	$139.7
Adjusted depreciation and amortization(1)	3.6	3.5	13.6	10.5
Restructuring and other(2)	26.8	71.4	102.6	132.9
COVID-19 related charges (benefit)(3)	—	(0.4)	(2.1)	(0.9)
Content charges(4)	—	0.4	—	1.5
Unallocated rent cost included in direct operating expense(5)	4.1	—	18.6	—
Adjusted share-based compensation expense(6)	10.8	8.6	53.0	54.8
Purchase accounting and related adjustments(7)	2.9	(2.4)	12.9	17.1
Corporate general and administrative expense historically allocated by Old Lionsgate to the Company	33.5	34.3	120.9	110.6
Total Segment Profit	$175.9	$134.8	$444.1	$466.2
Corporate general and administrative expenses(8)	(33.5)	(41.9)	(123.2)	(136.1)
Unallocated rent cost included in direct operating expense(5)	(4.1)	—	(18.6)	—
Adjusted OIBDA	$138.3	$92.9	$302.3	$330.1
___________________
(1)Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2025	2024	2025	2024
	(Unaudited, amounts in millions)
Depreciation and amortization	$4.6	$4.5	$17.8	$15.6
Less: Amount included in purchase accounting and related adjustments	(1.0)	(1.0)	(4.2)	(5.1)
Adjusted depreciation and amortization	$3.6	$3.5	$13.6	$10.5

(2)Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable, as shown in the table below:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2025	2024	2025	2024
	(Unaudited, amounts in millions)
Restructuring and other:
Content and other impairments(a)	$0.3	$12.8	$26.1	$12.8
Severance(b)	12.5	3.6	37.0	35.2
Transaction and other costs(c)	14.0	55.0	39.5	84.9
Total Restructuring and Other	$26.8	$71.4	$102.6	$132.9
_______________________
(a)Amounts in the fiscal year ended March 31, 2025 include content impairments of $7.7 million related to the Motion Picture and Television Production segments associated with exiting local production in certain international territories. Amounts in the fiscal year ended March 31, 2025 also include impairments of certain operating lease right-of-use and leasehold improvement assets related to the Television Production segment associated with facility leases that will no longer be utilized by the Company primarily related to the integration of eOne. Amounts in the three months and fiscal year ended March 31, 2024 include $12.8 million of development costs written off in connection with changes in strategy in the Television Production segment as a result of the acquisition of eOne.
(b)Severance costs were primarily related to restructuring, acquisition integration activities and other cost-saving initiatives. During the fiscal year ended March 31, 2025, in connection with the Company's current restructuring plan, approximately 8% of its eligible U.S. employees elected to take advantage of voluntary severance and early retirement packages. A total of approximately $11.4 million and $26.0 million in severance expense was incurred under the voluntary severance program and was recognized in restructuring and other in the three months and fiscal year ended March 31, 2025, respectively. In the fiscal year ended March 31, 2024, amounts were due to restructuring activities including integration of the acquisition of eOne, and our Motion Picture and Television Production segments.
(c)Transaction and other costs in the fiscal years ended March 31, 2025 and 2024 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs associated with legal and other matters. In fiscal 2025 and fiscal 2024, amounts include costs associate with the separation of the Starz Business from the Company, and acquisition and integration costs related to the acquisition of eOne. In fiscal 2024, amounts also include $49.2 million associated with the acquisition of additional interest in 3 Arts Entertainment. Due to the new arrangement representing a modification of terms of the compensation element under the previous arrangement which resulted in the reclassification of the equity award to a liability award, the Company recognized incremental compensation expense of $49.2 million, representing the excess of the fair value of the modified award over amounts previously expensed. In addition, transaction and other costs in fiscal 2024 includes approximately $16.6 million of a loss associated with a theft at a production of a 51% owned consolidated entity. In the quarter ended March 31, 2025, the Company recognized a benefit of $3.1 million for insurance recoveries related to the loss. The Company also expects to recover a portion of the loss from the noncontrolling interest holders of this entity.
(3)Amounts include incremental costs incurred, if any, included in direct operating expense resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries. For the fiscal year ended March 31, 2025 and the three months and fiscal year ended March 31, 2024, insurance recoveries exceeded the incremental costs expensed, resulting in a net benefit included in direct operating expense. These charges (benefits) are excluded from segment operating results.
(4)Amounts represent certain unusual content charges. These charges are excluded from segment results and included in amortization of investment in film and television programs in direct operating expense on the consolidated statement of operations.
(5)Amounts represent rent cost for production facilities that were unutilized as a result of the industry strikes, and therefore such amounts are not allocated to the segments.
(6)The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2025	2024	2025	2024
	(Unaudited, amounts in millions)
Total share-based compensation expense	$11.1	$9.0	$57.9	$62.5
Less: Amount included in restructuring and other(a)	(0.3)	(0.4)	(4.9)	(7.7)
Adjusted share-based compensation	$10.8	$8.6	$53.0	$54.8

(a)Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.
(7)The following sets forth the amounts included in each line item in the financial statements:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2025	2024	2025	2024
	(Unaudited, amounts in millions)
Purchase accounting and related adjustments:
General and administrative expense(a)	$1.9	$(3.4)	$8.7	$12.0
Depreciation and amortization	1.0	1.0	4.2	5.1
	$2.9	$(2.4)	$12.9	$17.1
(a)These adjustments include the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, and the amortization of the recoupable portion of the purchase price ($1.3 million through May 2023) related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense. The noncontrolling equity interests in the distributable earnings of 3 Arts Entertainment are reflected as an expense rather than noncontrolling interest in the consolidated statements of operations due to the relationship to continued employment.
(8)Corporate general and administrative expenses represent the corporate general and administrative expenses allocated by Old Lionsgate to the Company and included in the historical consolidated financial statements, plus amounts that were allocated to the Starz Business prior to the Studio Separation such that the total corporate general and administrative expenses reflect the same amounts as historically presented in the Old Lionsgate consolidated corporate general and administrative expenses less any allocations to the Starz Business pursuant to the Shared Services Agreement, see footnote (2) in Segment Information above for further detail.

LIONSGATE STUDIOS CORP.

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO LIONSGATE STUDIOS CORP. SHAREHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO LIONSGATE STUDIOS CORP. SHAREHOLDERS, AND BASIC AND DILUTED EPS TO ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended		Year Ended
	March 31,		March 31,
	2025	2024	2025	2024
	(Unaudited, amounts in millions, except per share amounts)
Reported Net Income (Loss) Attributable to Lionsgate Studios Corp. Shareholders	$21.9	$(47.0)	$(128.5)	$(93.5)
Adjusted share-based compensation expense	10.8	8.6	53.0	54.8
Restructuring and other	26.8	71.4	102.6	132.9
COVID-19 related charges (benefit)	—	(0.4)	(2.1)	(0.9)
Content charges	—	0.4	—	1.5
Purchase accounting and related adjustments	2.9	(2.4)	12.9	17.1
Loss on extinguishment of debt	—	1.3	1.8	1.3
Gain on investments, net(1)	—	(9.3)	—	(12.0)
Tax impact of above items(2)	—	—	—	—
Noncontrolling interest impact of above items(3)	(1.5)	(8.7)	(10.0)	(29.8)
Adjusted Net Income Attributable to Lionsgate Studios Corp. Shareholders	$60.9	$13.9	$29.7	$71.4

Reported Basic EPS	$0.10	$(0.23)	$(0.43)	$(0.42)
Impact of adjustments on basic earnings per share(4)	0.11	0.28	0.53	0.70
Adjusted Basic EPS	$0.21	$0.05	$0.10	$0.28

Reported Diluted EPS	$0.10	$(0.23)	$(0.43)	$(0.42)
Impact of adjustments on diluted earnings per share(4)	0.11	0.28	0.53	0.70
Adjusted Diluted EPS	$0.21	$0.05	$0.10	$0.28

Adjusted weighted average number of common shares outstanding:
Basic	288.7	253.4	284.6	253.4
Diluted	288.7	253.4	284.6	253.4
_________________________
(1)In the three months and fiscal year ended March 31, 2024, these amounts include certain insurance proceeds reflected in interest and other income on the consolidated statement of operations.
(2)Represents the tax impact of the adjustments to net income attributable to Lionsgate Studios Corp. shareholders, calculated using the applicable effective tax rate of the adjustment.
(3)Represents the noncontrolling interest impact of the adjustments related to subsidiaries that are not wholly owned.
(4)In the three months and fiscal year ended March 31, 2024, these amounts include an adjustment of $0.05 representing the per share impact of the accretion of redeemable noncontrolling interest of $11.9 million which is reflected in reported basic and diluted net income (loss) per share. In the three months and fiscal year ended March 31, 2025, these amounts include an adjustment of $0.02 representing the per share impact of recoveries of amounts previously reflected in the computation of reported basic and diluted net income (loss) per share amounting to $5.9 million and $5.0 million in the three months and fiscal year ended March 31, 2025, respectively.

LIONSGATE STUDIOS CORP.
RECONCILIATION OF NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES
TO ADJUSTED FREE CASH FLOW

	Three Months Ended		Year Ended
	March 31,		March 31,
	2025	2024	2025	2024
	(Unaudited, amounts in millions)
Net Cash Flows Provided By (Used In) Operating Activities	$255.9	$87.3	$(106.8)	$488.9
Capital expenditures	(3.5)	(4.7)	(13.5)	(9.9)
Net borrowings and (repayment) of production and related loans(1):
Production loans	120.8	24.0	184.1	(159.2)
Production tax credit facility	18.3	9.8	15.7	27.7
Payments on transaction costs related to the Starz separation(2)	3.8	—	9.3	—
Adjusted Free Cash Flow	$395.3	$116.4	$88.8	$347.5
________________
(1)See "Reconciliation for Non-GAAP Adjustments for Net Borrowings and (Repayment) of Production and Related Loans" for reconciliation to the most directly comparable GAAP financial measure.
(2)Represents cash payments made on transaction costs included in the restructuring and other line item on the statement of operations related to the Starz Separation.

LIONSGATE STUDIOS CORP.
RECONCILIATION OF NON-GAAP ADJUSTMENTS FOR NET BORROWINGS AND REPAYMENT OF PRODUCTION AND RELATED LOANS

The following tables reconcile the non-GAAP adjustments for net borrowings and (repayment) of production and related loans to the changes in the related balance sheet amounts and the consolidated statement of cash flows:

	Three Months Ended March 31, 2025
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$1,864.4

Cash flows provided by (used in) financing activities:
Borrowings	$319.1	$83.8	$88.0	490.9
Repayments	(271.0)	(65.5)	(40.6)	(377.1)
Adjustment related to net (borrowings) and repayments of borrowings made prior to the production spend or the acquisition of eOne	72.7	—	—
	$120.8	$18.3	$47.4
Cash flows provided by (used in) operating activities:
Included in cash flows provided by (used in) operating activities				4.9

Film related obligations at end of period (current and non-current)				$1,983.1

	Three Months Ended March 31, 2024
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$1,812.6

Cash flows provided by (used in) financing activities:
Borrowings	$608.6	$28.1	$111.3	748.0
Repayments	(599.4)	(18.3)	(7.5)	(625.2)
	14.8	—	—
	$24.0	$9.8	$103.8
Cash flows provided by (used in) operating activities:
Included in cash flows provided by (used in) operating activities				2.6

Film related obligations at end of period (current and non-current)				$1,938.0

	Year Ended March 31, 2025
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$1,938.0

Cash flows provided by (used in) financing activities:
Borrowings	$1,665.8	$117.7	$202.3	1,985.8
Repayments	(1,571.4)	(102.0)	(286.1)	(1,959.5)
Adjustment related to net (borrowings) and repayments of borrowings made prior to the production spend or the acquisition of eOne	89.7	—	—
	$184.1	$15.7	$(83.8)
Cash flows provided by (used in) operating activities:
Included in cash flows provided by (used in) operating activities				18.8

Film related obligations at end of period (current and non-current)				$1,983.1

	Year Ended March 31, 2024
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$1,940.1

Cash flows provided by (used in) financing activities:
Borrowings	$1,476.6	$76.4	$267.8	1,820.8
Repayments	(1,650.6)	(48.7)	(243.6)	(1,942.9)
Adjustment related to net (borrowings) and repayments of borrowings made prior to the production spend or the acquisition of eOne	14.8	—	—
	$(159.2)	$27.7	$24.2
Cash flows provided by (used in) operating activities:
Included in cash flows provided by (used in) operating activities				14.2

Film related obligations assumed from the acquisition of eOne				105.8

Film related obligations at end of period (current and non-current)				$1,938.0

LIONSGATE STUDIOS CORP.
USE OF NON-GAAP FINANCIAL MEASURES

This earnings release presents the following important financial measures utilized by Lionsgate Studios Corp. (the "Company," "we," "us" or "our") that are not all financial measures defined by generally accepted accounting principles ("GAAP"). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization ("OIBDA"), adjusted for adjusted share-based compensation ("adjusted SBC"), purchase accounting and related adjustments, restructuring and other costs, certain charges (benefits) related to the COVID-19 global pandemic, certain content charges as a result of management changes and/or changes in strategy, and unusual gains or losses (such as goodwill and intangible asset impairment), when applicable.
•Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for "purchase accounting and related adjustments", described below.
•Adjusted share-based compensation represents share-based compensation excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.
•Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable.
•COVID-19 related charges or benefits include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs, and when applicable, certain motion picture and television impairments and development charges associated with changes in performance expectations or the feasibility of completing the project resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries, which are included in direct operating expense, when applicable. In addition, the costs include early or contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit, which are included in distribution and marketing expense, when applicable.
•Content charges include certain charges as a result of changes in management and/or changes in content strategy, which are included in direct operating expenses, when applicable.
•Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the non-cash charge for the amortization of the recoupable portion of the purchase price and the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Adjusted OIBDA is also adjusted to reflect the corporate general and administrative expenses allocated to the Company and included in the historical consolidated financial statements, plus amounts that were allocated by Old Lionsgate to Starz prior to the Studio Separation such that the total corporate general and administrative expenses reflect the same amounts as historically presented in Old Lionsgate's consolidated corporate general and administrative expenses less any allocations to Starz pursuant to the Shared Services Agreement. Segment profit includes general and administrative expenses directly related to the segment and excludes corporate general and administrative expense.

Total Segment Profit: We present the sum of our Motion Picture and Television Production segment profit as our total segment profit. Total segment profit, when presented outside of the segment information and reconciliations included in our consolidated financial statements, is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP. We use this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of our business.
The Company believes the presentation of total segment profit is relevant and useful for investors because it allows investors to view total segment performance in a manner similar to the primary method used by the Company's management and enables them to understand the fundamental performance of the Company's businesses before non-operating items. Total segment profit is considered an important measure of the Company’s performance because it reflects the aggregate profit contribution from the Company's segments, and represents a measure, consistent with our segment profit, that eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Not all companies calculate segment profit or total segment profit in the same manner, and segment profit and total segment profit as defined by the Company may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

Adjusted Free Cash Flow: Free cash flow is typically defined as net cash flows provided by (used in) operating activities, less capital expenditures. The Company defines Adjusted Free Cash Flow as net cash flows provided by (used in) operating activities, less capital expenditures, plus or minus the net increase or decrease in production and related loans (which includes our production tax credit facility), plus or minus certain unusual or non-recurring items, such as insurance recoveries on prior shareholder litigation, and payments on transaction costs related to the Starz Separation.

The adjustment for the production and related loans, exclusive of our production tax credit facility, is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs prior to the time the Company pays for the film or television program through the payment of the associated production or related loan which occurs at or near completion of the production, or in some cases, over the period revenues and cash receipts are being generated, as more fully described below.

The cost of producing films and television programs, which is reflected as a reduction of the GAAP based cash flows provided by (used in) operating activities, is often financed through production loans. The adjustment for production and related loans is made in order to better align the timing of the cash flows associated with producing films and television programs with the timing of the repayment of the production loans, which is consistent with how management views its production cash spend and manages the Company's cash flows and working capital needs. Borrowings on production loans offset the spend on investment in films reflected in the GAAP based cash flows provided by (used in) operating activities and thus increase the Adjusted Free Cash Flows as compared to the GAAP based cash flows provided by (used in) operating activities and subsequent payments on production loans reflect the payment for the production of the film or TV program and reduce Adjusted Free Cash Flows as compared to the GAAP based cash flows provided by (used in) operating activities.

The adjustment for the production tax credit facility is made to better reflect the timing of the cash requirements of the production, since a portion of the amounts expended initially are later refunded through the receipt of the tax credit, as more fully described below. The production tax credit facility reduces the timing difference between the payments for production cost and the receipt of the tax credit and thus reflects the cash cost of the film or television program at or near the time the film or television program is produced and completed.

Part of the cost of a film or television program is effectively funded through obtaining government incentives, however, the incentives are not received until a future period which could be a few years after the completion of the film. The tax credit facility reflects borrowings collateralized by the tax credits to be received in the future and thus by including these borrowings in Adjusted Free Cash Flow it has the effect of better aligning the receipt of the tax credits with the timing of the production and completion of the film and television programs, which is consistent with how management views its production cash spend and manages the Company's cash flows and working capital needs. Borrowings under the tax credit facility reduce the cash spend reflected in the GAAP based cash flows provided by (used in) operating activities and thus increase adjusted free cash flows and payments on the tax credit facility offset the tax credit receivable collection reflected in the GAAP based cash flows provided by (used in) operating activities and reduce adjusted free cash flows as compared to the GAAP based cash flows provided by (used in) operating activities.

The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs when the payments are made under the production loans and the receipt of the tax credit when the film is being produced in its Adjusted Free Cash Flow.

Adjusted Net Income (Loss) Attributable to Lionsgate Studios Corp. Shareholders: Adjusted net income (loss) attributable to Lionsgate Studios Corp. shareholders is defined as net income (loss) attributable to Lionsgate Studios Corp. shareholders, adjusted for share-based compensation, purchase accounting and related adjustments, restructuring and other items, insurance recoveries on prior shareholder litigation and net gains or losses on investments and other, gain or loss on extinguishment of debt, certain content charges, COVID-19 related charges (benefit), and unusual gains or losses, when applicable, as described in the Adjusted OIBDA definition, net of the tax effect of the adjustments at the applicable effective tax rate for each adjustment and net of the impact of the adjustments on noncontrolling interest.

Adjusted Basic and Diluted EPS: Adjusted basic earnings (loss) per share is defined as adjusted net income (loss) attributable to Lionsgate Studios Corp. shareholders divided by the weighted average shares outstanding. Diluted EPS is similar to basic EPS but is adjusted for the effects of securities that are diluted based on the level of adjusted net income (loss), similar to GAAP.

Overall: These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Adjusted Free Cash Flow is considered an important measure of the Company’s liquidity because it provides information about the ability of the Company to reduce net corporate debt, make strategic investments, dividends and share repurchases. Adjusted Net Income (Loss) Attributable to Lionsgate Studios Corp. Shareholders and Adjusted EPS are considered important measures of the Company’s business operations as, similar to Adjusted OIBDA, these measures eliminate amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, cash flow, net income (loss), or earnings (loss) per share as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided above.